Exhibit 10.G



                            COLGATE-PALMOLIVE COMPANY

                      STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                            Effective January 1, 1997

1. PURPOSE. The purpose of the Colgate-Palmolive Company Stock Plan for Non-Employee Directors (the "Plan") is to attract and retain qualified persons to serve as directors, to enhance the equity interest of directors in the Company, to solidify the common interests of its directors and stockholders, and to encourage the highest level of director performance by providing them with a proprietary interest in the Company's performance and progress, by crediting them annually with shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"). This Plan shall supersede the Company's Stock Purchase Plan for Non-Employee Directors and the Stock Compensation Plan for Non-Employee Directors, both of which shall terminate on the effective date of this Plan.

2. EFFECTIVE DATE AND TERM. The Plan shall be effective as of January 1, 1997, provided that it is approved by the stockholders at the Annual Meeting that occurs in 1996. The Plan shall remain in effect until terminated by action of the Board of Directors of the Company (the "Board").

3. PARTICIPATION. All Non-Employee Directors shall participate in the Plan. The term "Non-Employee Director" means any individual who is a member of the Board as of January 1, 1997, or who becomes a member of the Board thereafter during the term of the Plan and in each case during such periods as he or she is not a full-time employee of the Company or any of its subsidiaries.

4. ADMINISTRATION; AMENDMENT. (a) The Plan will be administered by the Employee Relations Committee of the Company (the "Committee"), the members of which are appointed from time to time by the Board, which shall have full power and authority to interpret and construe the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

     (b) The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company without further approval of the Company's stockholders, provided that to the extent required to qualify transactions under the Plan for exemption under Rule 16b-3 promulgated under
Section 16 of the Securities Exchange Act of 1934, as amended from time to time ("Rule 16b-3"), no amendment to the Plan shall be adopted without further approval of the Company's stockholders and, provided further, that if and to the extent required for the Plan to comply with Rule 16b-3, no amendment to the Plan shall be made more than once in any six-month period that would change the amount, price or timing of the grants of Common Stock hereunder other than to comport with changes in the Internal Revenue Code of 1986, as amended from time to time and any successor thereto, the





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Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, or the regulations thereunder.

     (c) Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, including without limitation, new rules which may be promulgated under Section 16 of the Exchange Act of 1934, as amended from time to time, and to grant awards which qualify for beneficial treatment under such rules without stockholder approval.

5. SHARES. (a) Each Non-Employee Director shall receive compensation at the rate of 650 shares of Common Stock per year. However, each Non-Employee Director who has elected, prior to the effective date hereof, to continue to participate in the Colgate-Palmolive Company Pension Plan for Outside Directors as Amended and Restated effective May 2, 1996, shall receive compensation at the rate of 525 shares of Common Stock of the Company per year. Payments shall be made annually on the third business day following the date of the public announcement of a summary statement of the Company's annual sales and earnings. Either authorized but unissued or Treasury shares shall be used for this purpose. The shares paid pursuant to this Plan shall be in addition to any other compensation to which a Non-Employee Director may be entitled. Each Non-Employee Director will be required to represent that the shares are to be held for investment purposes and not with a view to or for resale or distribution except in compliance with the Securities Act of 1933, as amended from time to time (the "Securities Act") and to give a written undertaking, in form and substance satisfactory to the Company, that he or she will not publicly offer or sell or otherwise distribute the shares other than (i) in the manner and to the extent permitted by Rule 144 of the Securities and Exchange Commission under the Securities Act, (ii) pursuant to any other exemption from the registration provisions of the Securities Act or (iii) pursuant to an effective registration statement.

     (b) If an individual becomes a Non-Employee Director during a calendar year, he or she shall receive for that year the number of shares equal to the product of (i) the number of shares to which he or she would have been entitled to under Section 5 (a) had he or she been a Non-Employee Director for the full calendar year, and (ii) the fraction obtained by dividing (x) the number of calendar months during such calendar year that such person was a Non-Employee Director by (y) 12; provided, that for purposes of the foregoing a partial calendar month shall be treated as a whole month.

6. ADJUSTMENTS. In the event of any change in the Common Stock of the Company, through the declaration of stock dividends, through recapitalization resulting in stock split-ups of combinations or shares, or as the result of similar events, appropriate adjustments shall be made by the Committee in the number and kind of shares to be paid pursuant to the Plan.






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7. ELECTION TO DEFER SHARES. (a) Subject to Section 7(b), each Non-Employee
Director may make an irrevocable election to defer receipt of all or part of the shares granted under this Plan (the "Deferral Election"). In order to make a Deferral Election pursuant to this Section 7(a), a Non-Employee Director must deliver to the Secretary of the Company a written notice of the Deferral Election setting forth the number of shares to be deferred on such form as may be prescribed by the Committee. The Deferral Election may also specify that the Non-Employee Director elects to receive distribution of his or her Director's Trust Account (as defined below) in accordance with Section 7(d) in a lump sum (a "Lump Sum Delivery Election"), or in installments over a period of less than ten years (a "Specific Installment Election"). In the case of individuals who are Non-Employee Directors on June 30, 1996, this notice must be delivered no later than the last business day before June 30, 1996, except as specified in
Section 7(b); in the case of individuals who become Non-Employee Directors after June 30, 1996 during the term of the Plan, this notice must be delivered within thirty days after the date on which the Non-Employee Director becomes a Non-Employee Director.

     (b) It is the intention of this Plan that Non-Employee Directors shall have the ability to make a Deferral Election on an annual basis provided that such annual Deferral Elections would not cause the Plan to fail to comply with Rule 16b-3. Subject to the preceding limitation, a Non-Employee Director may make a Deferral Election on an annual basis on or before the June 30 prior to the commencement of the first calendar year to which the Deferral Election relates. The Deferral Election made pursuant to Section 7(a), or any subsequent Deferral Election permitted and made pursuant to this Section 7(b), as the case may be, shall remain in effect for subsequent years unless a subsequent different Deferral Election is permitted and made in accordance with this Section 7(b).

     (c) The Committee may establish a trust for the benefit of the Non-Employee Directors on such terms and conditions as the Committee shall determine (the "Plan Trust"), the assets of which shall be subject to the claims of the Company's creditors. All shares deferred pursuant to this Section 7 shall be delivered to the Plan Trust and shall be credited to the account of each Non-Employee Director in accordance with his or her Deferral Election (the "Director's Trust Account"), and held for delivery in accordance with the terms of this Plan; and all earnings of a Director's Trust Account (including without limitation dividends on shares held therein) shall be reinvested by the trustee in Common Stock.

     (d) All distributions from a Non-Employee Director's Trust Account under the Plan Trust shall be made to such Non-Employee Director (or, in the event of an eligible Non-Employee Director's death, his or her designated beneficiary) in installments of ten years payable commencing as soon as practicable following the cessation of his or her services as a Non-Employee Director. However, if the Non-Employee Director has in effect a valid Lump Sum Delivery Election, or a Specific






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Installment Election, such distributions shall be made in a lump sum, or in the specified number of installments, as the case may be, commencing as soon as practicable following the cessation of his or her services as a Non-Employee Director. Distributions will be made in shares unless the Committee otherwise determines, in accordance with the terms of the Plan Trust. Unless the Non-Employee Director has in effect a valid Lump Sum Delivery Election pursuant to Section 7(b), then such shares shall be distributed in equal yearly installments over the ten-year period or the shorter period specified in such Election, provided, that if in order to equalize such installments, fractional shares would have to be delivered, such installments shall be adjusted by rounding to the nearest whole share. If any such shares are to be delivered after the Non-Employee Director has died or become legally incompetent, they shall be delivered to the Non-Employee Director's estate or legal guardian, as the case may be, in accordance with the foregoing; provided, that if the Non-Employee Director dies with a valid Installment Delivery Election in effect, the Committee shall deliver all remaining undelivered shares to the Non-Employee Director's estate promptly. References to a Non-Employee Director in this Plan shall be deemed to refer to the Non-Employee Director's estate or legal guardian, where appropriate.

     (e) Nothing in the Plan or the Plan Trust shall confer on any individual any right to continue as a director of the Company or interfere in any way with the right of the Company to terminate the individual's service as a director at any time.

     (f) a Non-Employee Director shall be entitled to early distribution of all or part of his or her Trust Account in the event of an Unforseeable Emergency, in accordance with this paragraph. An "Unforseeable Emergency" means severe financial hardship to the Non-Employee Director resulting from a sudden and unexpected illness or accident of the Non-Employee Director or a dependent of the Non-Employee Director, loss of the Non-Employee Director's property due to casualty, or other similar extraordinary and unforseeable circumstances arising as a result of events beyond the control of the Non-Employee Director. A distribution pursuant to this paragraph may only be made to the extent reasonably needed to satisfy the emergency need, and may not be made if such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Non-Employee Director's assets to the extent such liquidation would not itself cause severe financial hardship, or (iii) by cessation of participation in the Plan. The determination of whether and to what extent a distribution is permitted pursuant to this paragraph shall be made by the Committee.

8. PURCHASE OF SHARES. (a) Subject to Section 8(b), each Non-Employee Director may make an irrevocable election to use all or a stated percentage (in increments of 25%) of his or her non-deferred cash compensation as a Non-Employee Director (including non-deferred retainer fees as a committee chairman, if applicable, to be earned during the forthcoming calendar year and attendance fees earned during the current year) to have purchased Common Stock on his or her behalf (the "Share Purchase Election"). The maximum amount of compensation that may be used by a Non-Employee Director in






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any year to purchase shares under this Plan shall not exceed $100,000.00. In order to make a Share Purchase Election pursuant to this Section 8(a), a Non-Employee Director must deliver to the Secretary of the Company a written notice setting forth the percentage (in increments of 25%) of the Non-Employee Director's total non-deferred cash compensation to be used to purchase Common Stock of the Company. In the case of individuals who are Non-Employee Directors on June 30, 1996, this notice must be delivered no later than the last business day before June 30, 1996; in the case of individuals who become Non-Employee Directors after June 30, 1996 during the term of the Plan, this notice must be delivered within thirty days after the date on which the individual becomes a Non-Employee Director.

     (b) It is the intention of this Plan that Non-Employee Directors shall have the ability to make a Stock Purchase Election on an annual basis provided that such annual Stock Purchase Election would not cause the Plan to fail to comply with Rule 16b-3. Subject to the preceding limitation, a Non-Employee Directors may make a Stock Purchase Election on an annual basis no later than the June 30 prior to the commencement of the calendar year to which the Stock Purchase Election relates. Any Stock Purchase Election made pursuant to Section 8(a), or any subsequent Stock Purchase Election permitted and made pursuant to this
Section 8(b), as the case may be, shall remain in effect for subsequent calendar years unless a subsequent different Stock Purchase Election is permitted and made in accordance with this Section, which subsequent Stock Purchase Election shall then be applied to subsequent calendar years.

     (c) All purchases of Common Stock under the Plan shall be made on the open market during a period beginning on the third business day following the date of release of the Company's annual summary statements of sales and earning and ending on the twelfth business day following such date. Brokerage fees and any other transaction-related costs shall be paid by the Company. Shares so purchased shall be registered in the name of and delivered to the Non-Employee Director. Adjustments will be paid in cash for any fractional shares.







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